# TRANSACTION INCENTIVE AGREEMENT

THIS TRANSACTION INCENTIVE AGREEMENT (this "Agreement") is entered into as of the 12th day of October 2015 (the "Effective Date") between and among MAGELLAN PETROLEUM CORPORATON, a Delaware corporation ("Magellan" or the "Company") and Antoine J. Lafargue (the "Executive"), pursuant to the terms and conditions of the Magellan Petroleum Corporation 2012 Omnibus Incentive Compensation Plan (the "Plan"). Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan.

## RECITALS

A. The Company is in the process of exploring various strategic alternatives.

B. In order to incentivize the Executive to implement successfully those alternatives, the Company wishes to enter into this Agreement pursuant to which the Executive will be granted certain Awards (the "Transaction Incentive Awards") under the Plan that will vest and/or payout based on the successful completion of a strategic alternative transaction. The Awards are of two separate types: the first shall be a cash bonus earned based on the stock price of the Company's Common Stock upon completion of the strategic transaction (the "Cash Award"); the second shall be a grant of phantom stock that is earned and payable in cash upon completion of the strategic transaction (the "Other Stock-Based Award").

C. The Executive is committed to pursuing the strategic alternatives for the Company and wishes to enter into this Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive, intending to be legally bound, agree as follows:

## AGREEMENT

1. Eligibility to Earn Transaction Incentive Awards. In order to be eligible to earn any amounts under the Transaction Incentive Awards, Executive must either (i) remain in the continuous employment of the Company from the Effective Date through the date of a Qualifying Transaction (as defined in Section 6, below), or (ii) be terminated by the Company without "Cause" (as defined in the employment agreement between Grantee and the Company (the "Employment Agreement")) or terminate employment for "Good Reason" (as defined in the Employment Agreement) no earlier than 74 days prior to the signing of a definitive agreement pursuant to which a Qualifying Transaction actually occurs. In the event Executive terminates employment and does not meet the eligibility criteria in the preceding sentence (either at the time of termination or at any time thereafter), this Agreement shall terminate, Executive shall cease to have any rights hereunder, and no amounts shall be payable pursuant to the Transaction Incentive Awards.

2. Cash Award.

(a) General. In the event the Executive meets the eligibility requirements set forth in Section 1, he shall be eligible to earn a Cash Award in accordance with this Section. The amount of the Cash Award earned shall be equal to the product of (x) $2,750 (two thousand seven hundred fifty dollars) *multiplied by* (y) the product of (A) the Market Value (as defined in Section 6, below) of the Common Stock (rounded down to the nearest whole cent) *multiplied by* (B) 100; provided, however, that the maximum Cash Award shall be $1,000,000. Notwithstanding the foregoing, in the event the Market Value of the Common Stock with respect to the Qualifying Transaction is less than $1.60 (one dollar and sixty cents) (the "Price Threshold"), no Cash Award shall be earned or payable.

(b) Adjustment for Capitalization Event. The Cash Award formula and Price Threshold in Section 2(a) above shall be appropriately adjusted in the event of any reclassification, recapitalization, stock split, reverse stock split, stock dividend, merger, combination, consolidation or other reorganization of the Company, or in the event of any extraordinary dividend or distribution. Any such adjustment shall be made by the Company in its sole and absolute discretion in a manner designed to preserve the benefits and incentives intended by the Cash Award.

3. Other Stock-Based Award.

(a) General. In the event the Executive meets the eligibility requirements set forth in Section1, he shall be credited with sixty-two thousand five hundred (62,500) phantom, or notional shares of Company Common Stock (the "Other Stock-Based Award"). The amount of the Other-Stock Based Award earned and payable shall be equal to the product of (x) the number of phantom shares subject to the Award (62,500), *multiplied by* (y) the Market Value of the Common Stock.

(b) Dividend Equivalent Rights. The Other Stock-Based Award shall also be entitled to dividend equivalent rights, which shall entitle the Executive to receive credit for any cash dividends or cash distributions paid prior to the Qualifying Transaction with respect to an equal number of shares of Common Stock. The dividend equivalent amounts shall be paid in cash as and when the Other Stock-Based Award is paid. For avoidance of doubt, in the event the Executive fails to meet the eligibility requirements set forth in Section 1, he shall forfeit any and all rights to any dividend equivalent amounts.

(c) Adjustment for Capitalization Event. The Other Stock-Based Award in Section 3(a) above shall be appropriately adjusted in the event of any reclassification, recapitalization, stock split, reverse stock split, stock dividend, merger, combination, consolidation or other reorganization of the Company. Any such adjustment shall be made by the Company in its sole and absolute discretion in a manner designed to preserve the benefits and incentives intended by the Other Stock-Based Award.

(d) No Stockholder Rights. The Other Stock-Based Award provided hereunder represents an unfunded, unsecured promise to pay amounts earned in the future. In no event

shall Executive having any actual rights, such as voting or dividend rights, with respect to the phantom shares comprising the Other Stock-Based Award.

4. Payment. Payment of all amounts earned under the Transaction Incentive Awards shall be made as soon as reasonably practicable after such amounts have been determined (in whole or in part), but in all events within seventy-four (74) days following the date of the Qualifying Transaction. All amounts earned under the Transaction Incentive Awards shall be payable in cash.

5. Definitions.

(a) Market Value. For purposes of this Agreement, "Market Value" shall mean the value of the Company's Common Stock with respect to the Qualifying Transaction, determined as follows:

(i) Asset Deals.

(1) General. Except as set forth in subparagraphs (2) below, in the event the Qualifying Transaction is an Asset Deal (as defined below), the Market Value shall be equal to the mean of the "volume weighted average price" of the Common Stock for the ten trading days immediately following the date on which the Qualifying Transaction occurs. The "volume weighted average price" of the Common Stock for any day shall be as reported in a reputable published or online source selected by the Company in good faith, or if no such calculation is available from a reputable published or online source, the "volume weighted average price" may be calculated by the Company or its designee using generally accepted industry standards; provided, however, than in no circumstance shall such calculation take into account after-hours trading or other trading outside of regular trading session hours (the "volume weighted average price" computed in this manner being the "VWAP").

(2) Certain Asset Deals. Notwithstanding subparagraph (1), above, in the event the Qualifying Transaction is an Asset Deal (as defined below) and the Company's Common Stock ceases to be traded on an established securities exchange on or within the ten trading days immediately following the Qualifying Transaction, the Market Value of the Common Stock shall be determined in good faith by the Company (the "Initial Valuation"). In the event the Executive disagrees with the Initial Valuation, the Executive may elect to have the Company engage an independent and nationally recognized investment banking firm that is acceptable to both the Company and the Executive and that is experienced in appraising businesses in the oil and gas field to conduct an independent appraisal of Market Value (the "Challenge Appraisal"). Executive must notify the Company, in writing, of his election within fifteen (15) days following written receipt of the Initial Valuation, otherwise the Initial Valuation shall irrevocably be deemed to be the Market Value. The Challenge Appraisal must be completed and delivered to the Company and the Executive within forty-five (45) days following the notification to the Company of an election by the Executive to conduct the Challenge Appraisal. If the Challenge Appraisal produces a Market Value that is not more than 10 percent higher than the Initial Valuation, the Initial Valuation shall be used for purposes of determining the Market Value and the costs of the appraisal shall be borne solely by the Executive. If the

Challenge Appraisal produces a Market Value that is more than 10 percent higher than the Initial Value, then the Market Value as determined pursuant to the Challenge Appraisal shall be used for purposes of determining the Market Value and the costs of the appraisal shall be borne solely by the Company. The Company shall furnish the relevant investment banking firm(s) with access to all financial records of the Company reasonably necessary for purposes of conducting the Challenge Appraisal.

(ii) Stock Deals. In the event the Qualifying Transaction is a Stock Deal (as defined below), the Market Value shall be equal to the VWAP for the five trading days immediately following the date of the Qualifying Transaction; provided, however, that in the event the Company ceases to be publicly traded as a stand-alone entity following the Qualifying Transaction, the Market Value shall instead be equal to the VWAP for the five trading days ending on and including the day immediately prior to the date of the Qualifying Transaction.

(b) Qualifying Transaction. For purposes of this Agreement, a "Qualifying Transaction" shall mean any of the following occurring prior to December 31, 2017:

(i) Any transaction or series of related transaction pursuant to which any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") acquires, via stock purchase, merger, reorganization, consolidation, or other transaction, at least 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however that for purposes of this subparagraph, the following shall not be deemed to be a Qualifying Transaction: (1) any acquisition directly from the Company for reasons unrelated to a bona fide sale of the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (a "Stock Deal"); or

(ii) The sale of other disposition of greater than 95% (ninety-five percent), as defined by market value on the Effective Date, of the gross assets of the Company (an "Asset Deal").

6. No Separate Fund or Trust. All amounts payable under this Agreement are payable out of the general assets of the Company. There will be no separate fund or trust for any amounts payable hereunder and Executive shall have no rights hereunder other than that of a general creditor of the Company. No amounts hereunder shall be assignable or otherwise subject to creditors of Executive.

7. Withholding Taxes. Any payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

8. Other Agreements. This Agreement along with the relevant provisions of the Employment Agreement constitute and embody the full and complete understanding and agreement of the parties with respect to the subject matter hereof and supersede all conflicting

prior understandings and agreements, whether oral or written, between the Executive and the Company. This Agreement is made under the Plan and shall be subject to the terms and conditions thereof; provided, however, that in no event shall the provisions of Section 16(d) of the Plan apply to the Transaction Incentive Awards evidenced hereunder.

9. Amendment; Waiver. This Agreement shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

10. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by facsimile or e-mail, or sent by registered or certified mail, return receipt requested, postage prepaid, or by reputable national overnight delivery service (e.g. Federal Express) for overnight delivery to the party at the following addresses: if to the Company, to the address of its principal corporate office, and if to the Executive, to the address on file with the Company, or to such other address as either party may hereafter give the other party notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after deposited in the mail or one business day after deposited with an overnight delivery service for overnight delivery.

11. Governing Law. Unless otherwise required by the Plan, the provisions of this Agreement shall be construed in accordance with, and governed by, the laws of the State of Colorado without regard to principles of conflict of laws and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the City and County of Denver, Colorado.

12. Assignment; Successors. Executive acknowledges that his services are unique and personal. Accordingly, Executive may not assign his rights or delegate his duties or obligations under this Agreement to any person or entity. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and permitted assigns and any such successor or permitted assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

13. Representation. Executive hereby represents that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that Executive has read this Agreement and that he understand its terms. Executive acknowledges that, prior to assenting to the terms of this Agreement, he has been given a reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with the Company as to its contents. The parties agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that they have entered into this Agreement freely and voluntarily and without pressure or coercion from anyone.

14. Compliance with Code Section 409A. The Transaction Incentive Awards payable under this Agreement are intended to be exempt from the requirements of section 409A of the Internal Revenue Code as "short-term deferrals," and this Agreement shall be interpreted and administered in a manner consistent with such intent. Executive shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Executive in connection with this Agreement (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold Executive harmless from any or all of such taxes or penalties.

15. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument. The parties hereto have executed this Agreement as of the date set forth above.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

MAGELLAN PETROLEUM CORPORATION

By: [signature]

Name: Brendan S. MacMillan

Title: Special Committee of the Board of Directors Representative

EXECUTIVE

[signature]

Antoine J. Lafargue